                                 Exhibit 99(c)

                            Financial Statements of
                          Pacific Place Partners, Ltd.
                        as at December 31, 1994 and 1995

                                    REPORT OF
                                    ---------
                          PACIFIC PLACE PARTNERS, LTD.
                         (A TEXAS LIMITED PARTNERSHIP)
                         -----------------------------

                                DECEMBER 31, 1994
                                -----------------

KONOWITZ, KAHN & COMPANY, P.C.
- ------------------------------------------------------------------------------
                                                  Certified Public Accountants



                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------




To the Partners of
Pacific Place Partners, LTD.


                We have audited the accompanying balance sheet of Pacific Place Partners, LTD. (A Texas Limited Partnership) as of December 31, 1994 and 1993, and the related statements of income, partners capital, and cash flows for the years then ended. These financial statements are the responsibility of the partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit. The 1992 financial statements of Pacific Place Partners, LTD were audited by other accountants, whose report dated February 19, 1993 expressed an unqualified opinion on those statements.

                We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

                In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pacific Place Partners, LTD., as of December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.





/s/ Konowitz, Kahn & Company, P.C.
- ----------------------------------

February 11, 1995


110  Washington Avenue            [LOGO]                         (203) 239-6888
P.O. Box 190                                          Bridgeport (203) 366-6888
North Haven, CT 06473                                        Fax (203) 234-1553

                          PACIFIC PLACE PARTNERS, LTD.
                         (A TEXAS LIMITED PARTNERSHIP)
                         -----------------------------

                                 BALANCE SHEET
                                 -------------

                                             As At               As At                 As At
                                       December 31, 1994    December 31, 1993    December 31, 1992
                                       -----------------    -----------------    -----------------
     ASSETS
     ------
CURRENT ASSETS:
        Cash                              $     3,883          $     4,593          $     3,089
                                          -----------          -----------          -----------
PROPERTY AND EQUIPMENT:
        Land                                5,000,000            5,000,000            5,000,000
        Building                           35,912,072           35,912,072           35,912,072
        Equipment                           9,000,000            9,000,000            9,000,000
                                          -----------          -----------          -----------
             Total                         49,912,072           49,912,072           49,912,072
        Less: Accuutlated depreciation      8,543,039            5,845,237            3,147,435
                                          -----------          -----------          -----------
             Net Book Value of Property
               and Equipment               41,369,033           44,066,835           46,764,637
                                          -----------          -----------          -----------
OTHER ASSETS:
        Financing fees (net of
         accumulated amortization
         of $129,333, $87,833
         and $46,333)                          78,167              119,667              161,167
        Acquisition fees (net of
         accumulated amortization
         of $15,203, $10,390
         and $5,577)                          177,297              182,110              186,923
                                          -----------          -----------          -----------
           Total Other Assets                 255,464              301,777              348,090
                                          -----------          -----------          -----------
           TOTAL ASSETS                   $41,628,380          $44,373,205          $47,115,816
                                          ===========          ===========          ===========




  The accompanying notes are an integral part of these financial statements.

                          PACIFIC PLACE PARTNERS, LTD.
                         (A TEXAS LIMITED PARTNERSHIP)
                         -----------------------------

                                 BALANCE SHEET
                                 -------------

                                             As At             As At                  As At
                                        December 31, 1994  December 31, 1993    December 31, 1992
                                        -----------------  -----------------    -----------------
 LIABILITIES AND PARTNERS' CAPITAL
 ---------------------------------

CURRENT LIABILITIES:
   Current portion of long-term
    debt                                    $ 2,861,851       $ 2,514,736          $ 2,209,722
   Accrued interest                              80,112            85,561               75,291
   Deferred rent                                799,590           799,590              766,268
                                             ----------        ----------           ----------
     Total Current Liabilities                3,741,553         3,399,887            3,051,281
                                             ----------        ----------           ----------

LONG TERM LIABILITIES:
   Mortgage payable                          36,974,896        39,489,632           41,699,354
   Less: Current portion                      2,861,851         2,514,736            2,209,722
                                             ----------        ----------           ----------
                                             34,113,045        36,974,896           39,489,632
   Deferred rent                              1,465,916         2,265,506            3,065,072
   Less: Current portion                        799,590           799,590              766,268
                                             ----------        ----------           ----------
                                                666,326         1,465,916            2,298,804
                                             ----------        ----------           ----------
     Total Long-Term Liabilities             34,779,371        38,440,812           41,788,436
                                             ----------        ----------           ----------
     Total Liabilities                       38,520,924        41,840,699           44,839,717

PARTNERS' CAPITAL                             3,107,456         2,532,506            2,276,099
                                             ----------        ----------           ----------

     TOTAL LIABILITIES AND
        PARTNERS' CAPITAL                   $41,628,380       $44,373,205          $47,115,816
                                            ===========       ===========          ===========



    The accompanying notes are an integral part of these financial statements.

                          PACIFIC PLACE PARTNERS, LTD.
                         (A TEXAS LIMITED PARTNERSHIP)
                         -----------------------------

                              STATEMENT OF INCOME
                              -------------------

                                              For the Years Ended
                            December 31, 1994  December 31, 1993    December 31, 1992
                            -----------------  -----------------    -----------------
INCOME:
  Rental income                $ 8,301,639       $ 8,301,614           $ 8,301,663
  Miscellaneous                          -            25,000                 6,050
                               -----------       -----------           -----------

    Total Income                 8,301,639         8,326,614             8,307,713
                               -----------       -----------           -----------

EXPENSES:
  Interest                       4,981,864         5,302,597             5,825,836
  Amortization                      46,313            46,313                46,313
  Depreciation                   2,697,802         2,697,802             2,697,802
  Legal                                 --            20,992                 3,892
  Miscellaneous expenses               710             2,503                     -
                               -----------       -----------           -----------
    Total Expenses               7,726,689         8,070,207             8,573,843
                               -----------       -----------           -----------
NET INCOME (LOSS)              $   574,950       $   256,407           $  (266,130)
                               ===========       ===========           ============




   The accompanying notes are an integral part of these financial statements.

                          PACIFIC PLACE PARTNERS, LTD.
                         (A TEXAS LIMITED PARTNERSHIP)
                          ---------------------------

                   STATEMENT OF CHANGES IN PARTNERS' CAPITAL
                   -----------------------------------------

                                            For the Years Ended
                      December 31, 1994     December 31, 1993   December 31, 1992
                      -----------------     -----------------   -----------------
PARTNERS' CAPITAL -
 Beginning of Year    $ 2,532,506             $ 2,276,099           $ 2,542,229

NET INCME (LOSS)          574,950                 256,407              (266,130)
                      -----------             -----------           ------------

PARTNERS' CAPITAL -
 End of Year          $ 3,107,456             $ 2,532,506           $ 2,276,099
                      ===========             ===========           ===========








  The accompanying notes are an integral part of these financial statements.

                         PACIFIC PLACE PARTNERS, LTD.
                        (A TEXAS LIMITED PARTNERSHIP)
                        -----------------------------

                           STATEMENT OF CASH FLOWS
                           -----------------------


                                                                                       For the Years Ended
                                                                 December 31, 1994     December 31, 1993    December 31, 1992
                                                                 -----------------     -----------------    -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                                 $    574,950         $   256,407          $  (266,130)
   Adjustments to reconcile net                                      ------------         -----------          -----------
    income (loss) to net cash
    provided by operating
    activities:
     Depreciation                                                       2,697,802           2,697,802            2,697,802
     Amortization                                                          46,313              46,313               46,313
   Increase (Decrease) in
    Liabilities:
      Accrued expenses                                                     (5,449)             10,270               75,291
      Deferred rent                                                      (799,590)           (799,566)           2,532,012
                                                                     ------------         -----------          -----------
   Total Adjustments                                                    1,939,076           1,954,819            5,351,418
                                                                     ------------         -----------          -----------

NET CASH PROVIDED BY
   OPERATING ACTIVITIES                                                 2,514,026           2,211,226            5,085,288

CASH FLOWS USED IN FINANCING
 ACTIVITIES:
  Principal payments on
   long-term debt                                                      (2,514,736)         (2,209,722)          (5,083,129)
                                                                     ------------         -----------          -----------
NET (DECREASE) INCREASE
 IN CASH                                                                     (710)              1,504                2,159

CASH AT BEGINNING
 OF THE YEAR                                                                4,593               3,089                  930
                                                                     ------------         -----------          -----------

CASH AT THE END OF THE YEAR                                          $      3,883         $     4,593          $     3,089
                                                                     ============         ===========          ===========



SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the year for
 interest                                                            $  4,987,313         $ 5,292,326          $ 5,750,545







    The accompanying notes are an integral part of these financial statements.

                          PACIFIC PLACE PARTNERS, LTD.
                         (A TEXAS LIMITED PARTNERSHIP)
                         ----------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                               DECEMBER 31, 1994
                               -----------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Property and Equipment
- ----------------------

The partnership is computing depreciation using the straight-line method over the estimtated useful lives of the assets over a period of 5-40 years. Expenditures of maintenance, repairs and improvements which do not materially extend the useful lives of the property are charged to earnings.

Income Taxes
- ------------

No provision for income taxes is made in the financial statements of the partnership because, as a partnership, it is not subject to income tax, as the tax effect of its activities accrue to the partners.

Amortization
- ------------

Fees and expenses incurred in connection with placing the underlying financing in the amount of $207,500 are being amortized over five years on a straight-line basis.

Expenses incurred in acquiring the property in the amount of $192,500 are being amortized over forty years on a straight-line basis.

Statement of Cash Flows
- -----------------------

For purposes of the statement of cash flows, cash consists of unrestricted cash in a checking account.

Credit Risk-Economic Dependency
- -------------------------------

On March 1, 1993, Lockheed Corporation purchased the Fort Worth Division of General Dynamics (the sole tenant). Lockheed purchased all of the assets held by the division and assumed all of the liabilities, including those under the lease with the Partnership.

In the process of Lockheed's assumption of the General Dynamics Lease, the Partnership was able to negotiate a Consent Agreement which granted Lockheed the right to assume the Lease so long as General Dynamics remains jointly liable under the lease. As of December 31, 1994, two years remain on the lease. There are no renewal options in the lease agreement.

                          PACIFIC PLACE PARTNERS, LTD.
                         (A TEXAS LIMITED PARTNERSHIP)
                         -----------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                               DECEMBER 31, 1994
                               -----------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Partnership Income
- ------------------

The income of the partnership differs from the taxable ordinary income of the partnership on the federal income tax return due to tax laws regarding deferred expenses and depreciation.


        Income Reported on Tax Return               $ 679,185
        Items (Non-Deductible) Deductible
         on Tax Return:
          Deferred Rent                               799,590
          Depreciation                               (903,825)
                                                    ---------
        Income Per Financial Statements             $ 574,950
                                                    =========


NOTE 2 - THE PARTNERSHIP

The partnership was formed on April 1, 1983 under the laws of the State of Texas for the purpose of acquiring, owning, and operating a twenty-story office building located in Dallas, Texas. On November 25, 1991, the partnership conveyed its land, building and personal property to 1910 Associates, LTD. (1910) in exchange for land, buildings and personal property located in Fort Worth, Texas. That transaction was reported as qualifying for nonrecognition of gain for income tax purposes.

ICA Pacific Place, Inc. , is the general partner of the partnership.

NOTE 3 - MORTGAGE PAYABLE

The partnership is indebted to 1910 Associates, LTD. under a wrap-around mortgage agreement in the initial amount of $48,187,500. The loan bears interest at 13% per annum during the initial five year term. Payment terms call for monthly payments in the amount of $958,333.33 for the first twelve months and $625,170.70 for the succeeding forty-eight months. During the initial term of the loan, the debt service payments are equal to the rental payments. The note is secured by the partnership's land, buildings, and equipment under a Deed of Trust. The tenant is making payments directly to the mortgagees. The underlying mortgagees, Principal Mutual Life Insurance Company, Realty Refund Trust and Prentiss/Copley Investment Group are secured by liens, security interests and collateral assignments of rents and leases. The initial term of the wrap loan is five years but may be extended under certain conditions. The two extension periods are for five and fifteen years, respectively.

                          PACIFIC PLACE PARTNERS, LTD.
                         (A TEXAS LIMITED PARTNERSHIP)
                           ---------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         ------------------------------

                               DECEMBER 31, 1994
                               -----------------

NOTE 3 - MORTGAGE PAYABLE (Continued)

Maturities of long-term debt are as follows:

Year Ending December 31,
- ------------------------
        1995                  $ 2,861,851
        1996                   34,113,045
                              -----------
                              $36,974,896
                              ===========

                                   REPORT OF
                                   ---------

                          PACIFIC PLACE PARTNERS, LTD.
                         (A TEXAS LIMITED PARTNERSHIP)
                         -----------------------------

                                DECEMBER 31, 1995
                                -----------------

KONOWITZ, KAHN & COMPANY, P.C.
- ------------------------------------------------------------------------------
                                                  Certified Public Accountants





                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------





To the Partners of
Pacific Place Partners, LTD.
(A Texas Limited Partnership)

                We have audited the accompanying balance sheets of Pacific Place Partners, LTD. (A Texas Limited Partnership), as at
December 31, 1995, 1994 and 1993, and the related statements of income, partners capital, and cash flows for the years then ended. These financial statements are the responsibility of the partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

                We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


                In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pacific Place Partners, LTD. (A Texas Limited Partnership), as at December 31, 1995, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




/s/ Konowitz, Kahn & Company, P.C.
- ---------------------------------



February 19, 1996



110 Washington Avenue                                             (203)239-6888
P.O. Box 190                       [LOGO]              Bridgeport (203)366-6888
North Haven, CT 06473                                         Fax (203)234-1553

                          PACIFIC PLACE PARTNERS, LTD.
                         (A TEXAS LIMITED PARTNERSHIP)
                         -----------------------------

                                 BALANCE SHEET
                                 -------------

                                            As At           As At              As At
                                     December 31, 1995  December 31, 1994  December 31, 1993
  ASSETS                             -----------------  -----------------  -----------------
  ------
CURRENT ASSETS:
  Cash                                   $       828      $     3,883          $     4,593
                                         -----------      -----------          -----------

PROPERTY AND EQUIPMENT:
  Land                                     5,000,000        5,000,000            5,000,000
  Building                                35,912,072       35,912,072           35,912,072
  Equipment                                9,000,000        9,000,000            9,000,000
                                         -----------      -----------          -----------
   Total                                  49,912,072       49,912,072           49,912,072
  Less: Accumulated depreciation          11,240,841        8,543,039            5,845,237
                                         -----------      -----------          -----------

    Net Book Value of Property
     and Equipment                        38,671,231       41,369,033           44,066,835
                                         -----------      -----------          -----------

OTHER ASSETS:
  Financing fees (net of accumulated
   amortization of $170,833,
   $129,333 and $87,833)                      36,667           78,167              119,667
  Acquisition fees (net of accumulated
   amortization of $20,016, $15,203,
   and $10,390)                              172,484          177,297              182,110
                                         -----------      -----------          -----------

    Total Other Assets                       209,151          255,464              301,777
                                         -----------      -----------          -----------

    TOTAL ASSETS                         $38,881,210      $41,628,380          $44,373,205
                                         ===========      ===========          ===========












   The accompanying notes are an integral part of these financial statements.

                          PACIFIC PLACE PARTNERS, LTD.
                         (A TEXAS LIMITED PARTNERSHIP)
                          ----------------------------

                                 BALANCE SHEET
                                 -------------


                                                  As At              As At                As At
                                           December 31, 1995  December 31, 1994     December 31, 1993
                                           -----------------  -----------------     -----------------
LIABILITIES AND PARTNERS' CAPITAL
- ---------------------------------
CURRENT LIABILITIES:
  Current portion of long-term debt            $ 2,684,407       $ 2,861,851           $ 2,514,736
  Accrued interest                                  73,912            80,112                85,561
  Deferred rent                                    666,325           799,590               799,590
  Other liabilities                                 16,570                 -                     -
                                               -----------       -----------           -----------
    Total Current Liabilities                    3,441,214         3,741,553             3,399,887
                                               -----------       -----------           -----------

LONG-TERM LIABILITIES:
  Mortgage payable                              34,113,045        36,974,896            39,489,632
  Less: Current portion                          2,684,407         2,861,851             2,514,736
                                               -----------       -----------           -----------
                                                31,428,638        34,113,045            36,974,896
  Deferred rent                                    666,325         1,465,916             2,265,506
  Less: Current portion                            666,325           799,590               799,590
                                               -----------       -----------           -----------
                                                         -           666,326             1,465,916
                                               -----------       -----------           -----------
    Total Long-Term Liabilities                 31,428,638        34,779,371            38,440,812
                                               -----------       -----------           -----------
    Total Liabilities                           34,869,852        38,520,924            41,840,699

PARTNERS' CAPITAL                                4,011,358         3,107,456             2,532,506
                                               -----------       -----------           -----------


    TOTAL LIABILITIES AND
    PARTNERS' CAPITAL                          $38,881,210       $41,628,380           $44,373,205
                                               ===========       ===========           ===========









   The accompanying notes are an integral part of these financial statements.

                          PACIFIC PLACE PARTNERS, LTD.
                         (A TEXAS LIMITED PARTNERSHIP)
                         -----------------------------

                              STATEMENT OF INCOME
                              -------------------

                                                          For the Years Ended
                                        December 31, 1995  December 31, 1994  December 31, 1993
                                        -----------------  -----------------  -----------------


INCOME:
  Rental income                             $8,301,639        $8,301,639          $8,301,614
  Miscellaneous                                      -                 -              25,000
                                            ----------        ----------          ----------
     Total Income                            8,301,639         8,301,639           8,326,614
                                            ----------        ----------          ----------

EXPENSES:
  Interest                                   4,633,997         4,981,864           5,302,597
  Amortization                                  46,313            46,313              46,313
  Depreciation                               2,697,802         2,697,802           2,697,802
  Legal                                         15,845                 -              20,992
  Miscellaneous expenses                         3,780               710               2,503
                                            ----------        ----------          ----------

     Total Expenses                          7,397,737         7,726,689           8,070,207
                                            ----------        ----------          ----------
NET INCOME                                  $  903,902        $  574,950          $  256,407
                                            ==========        ==========          ==========





   The accompanying notes are an integral part of these financial statements

                          PACIFIC PLACE PARTNERS, LTD.
                         (A TEXAS LIMITED PARTNERSHIP)
                          ----------------------------

                   STATEMENT OF CHANGES IN PARTNERS' CAPITAL
                   -----------------------------------------


                                 For the Years Ended
                   December 31,1995  December 31,1994 December 31,1993
                   ----------------  ---------------- ----------------
PARTNERS' CAPITAL -
  Beginning of Year   $3,107,456        $2,532,506       $2,276,099

NET INCOME               903,902           574,950          256,407
                      ----------        ----------       ----------

PARTNERS' CAPITAL -
  End of Year         $4,011,358        $3,107,456       $2,532,506
                      ==========        ==========       ==========











   The accompanying notes are an integral part of these financial statements.

                          PACIFIC PLACE PARTNERS, LTD.
                         (A TEXAS LIMITED PARTNERSHIP)
                         -----------------------------

                            STATEMENT OF CASH FLOWS
                            -----------------------


                                                         For the Years Ended
                                        December 31,1995  December 31,1994  December 31,1993
                                        ----------------  ----------------  ----------------
CASH FLOWS FROM OPERATING
 ACTIVITIES:
   Net income                            $   903,902        $   574,950        $   256,407
   Adjustments to reconcile net          -----------        -----------        -----------
   income to net cash provided
   by operating activities:
      Depreciation                         2,697,802          2,697,802          2,697,802
      Amortization                            46,313             46,313             46,313
   Increase (Decrease) in Liabilities:
      Accrued expenses                        (6,201)            (5,449)            10,270
      Deferred rent                         (799,590)          (799,590)          (799,566)
      Other liabilities                       16,570               --                 --
                                         -----------        -----------        -----------
      Total Adjustments                    1,954,894          1,939,076          1,954,819
                                         -----------        -----------        -----------
NET CASH PROVIDED BY
 OPERATING ACTIVITIES                      2,858,796          2,514,026          2,211,226

CASH FLOWS USED IN
 FINANCING ACTIVITIES:
  Principal payments on
   long-term debt                         (2,861,851)        (2,514,736)        (2,209,722)
                                         -----------        -----------        -----------
NET (DECREASE) INCREASE
 IN CASH                                      (3,055)              (710)             1,504

CASH AT THE BEGINNING
 OF THE YEAR                                   3,883              4,593              3,089
                                         -----------        -----------        -----------
CASH AT THE END
 OF THE YEAR                             $       828        $     3,883        $     4,593
                                         ===========        ===========        ===========







The accompanying notes are an integral part of these financial statements.

                          PACIFIC PLACE PARTNERS, LTD.
                         (A TEXAS LIMITED PARTNERSHIP)
                          ----------------------------

                            STATEMENT OF CASH FLOWS
                            -----------------------


                                                 For the Years Ended
                              December 31, 1995  December 31, 1994    December 31, 1993
                              -----------------  -----------------    -----------------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for
interest                           $4,640,198        $4,987,313         $5,292,326







   The accompanying notes are an integral part of these financial statements.

                          PACIFIC PLACE PARTNERS, LTD.
                         (A TEXAS LIMITED PARTNERSHIP)
                         -----------------------------

                       NOTES TO THE FINANCIAL STATEMENTS
                       ---------------------------------

                               DECEMBER 31, 1995
                               -----------------

NOTE 1- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PROPERTY AND EQUIPMENT
- ----------------------

The partnership is computing depreciation using the straight-line method over the estimated useful lives of the assets over a period of 5-40 years. Expenditures of maintenance, repairs and improvements which do not materially extend the useful lives of the property are charged to earnings.

INCOME TAXES
- ------------

No provision for income taxes is made in the fmancial statements of the partnership because, as a partnership, it is not subject to income tax, as the tax effect of its activities accrue to the partners.

AMORTIZATION
- ------------

Fees and expenses incurred in connection with placing the underlying financing in the amount of $207,500 are being amortized over five years on a straight-line basis.

Expenses incurred in acquiring the property in the amount of $192,500 are being amortized over forty years on a straight-line basis.

STATEMENT OF CASH FLOWS
- -----------------------

For purposes of the statement of cash flows, cash consists of unrestricted cash in a checking account.

CREDIT RISK-ECONOMIC DEPENDENCY
- -------------------------------

On March 1, 1993, Lockheed Corporation purchased the Fort Worth Division of General Dynamics (the sole tenant). Lockheed purchased all of the assets held by the division and assumed all of the liabilities, including those under the lease with the Partnership.

In the process of Lockheed's assumption of the General Dynamics Lease, the Partnership was able to negotiate a Consent Agreement which granted Lockheed the right to assume the Lease so long as General Dynamics remains jointly liable under the lease. As of December 31, 1995, 11 months remain on the lease. There are no renewal options in the lease agreement.

                          PACIFIC PLACE PARTNERS, LTD.
                         (A TEXAS LIMITED PARTNERSHIP)
                          ----------------------------

                       NOTES TO THE FINANCIAL STATEMENTS
                       ---------------------------------

                                DECEMBER 31, 1995
                                -----------------

NOTE 1- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

On November 17, 1995, the general partner wrote to inform the limited partners of the sole tenants' decision not to continue the lease beyond November, 1996. The general partner concurrently sought and subsequently obtained the permission of a majority of limited partners to sell the entire rental property, subject to certain conditions stated in that letter, for a price of at least $19,500,000. If that were to occur, the general partner anticipates being able to settle the partnership's outstanding debt for an amount which would allow the distribution of cash to all partners, but such distribution is likely to be significantly less than each partner's capital. If the property is not sold, it would eventually be subject to foreclosure by the wrap mortgage holder, if as is considered likely, no satisfactory tenant can be found to lease the property under terms necessary to service the debt. In such event, the general partner similarly anticipates settling the partnership's debt for an amount which would allow for a smaller distribution to partners, but in neither case is the resolution of debt or a distribution assured.

PARTNERSHIP INCOME
- ------------------

The income of the partnership differs from the taxable ordinary income of the partnership on the federal income tax return due to tax laws regarding deferred expenses and depreciation.

        Income Reported on Tax Return                        $ 1,263,651
        Items (Non-Deductible) Deductible on Tax Return:
         Deferred Rent                                           799,590
         Depreciation                                         (1,159,339)
                                                              ----------
        Income Per Financial Statements                          903,902
                                                              ==========


NOTE 2 - THE PARTNERSHIP

The partnership was formed on April 1, 1983 under the laws of the State of Texas for the purpose of acquiring, owning, and operating a twenty-story office building located in Dallas, Texas. On November 25, 1991, the partnership conveyed its land, building and personal property to 1910 Associates, LTD. (1910) in exchange for land, buildings and personal property located in Fort Worth, Texas. That transaction was reported as qualifying for nonrecognition of gain for income tax purposes.

ICA Pacific Place, Inc., is the general partner of the partnership.

                          PACIFIC PLACE PARTNERS, LTD.
                         (A TEXAS LIMITED PARTNERSHIP)
                         -----------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                               DECEMBER 31, 1995
                               -----------------

NOTE 3 - MORTGAGE PAYABLE

The partnership is indebted to 1910 Associates, LTD. under a wrap-around mortgage agreement in the initial amount of $48,187,500. The loan bears interest at 13% per annum during the initial five year term. Payment terms call for monthly payments in the amount of $958,333.33 for the first twelve months and $625,170.70 for the succeeding forty-eight months. During the initial term of the loan, the debt service payments are equal to the rental payments. The note is secured by the partnership's land, buildings, and equipment under a Deed of Trust. The tenant is making payments directly to the mortgagees. The underlying mortgagees, Principal Mutual Life Insurance Company, Realty Refund Trust and Prentiss/Copley Investment Group are secured by liens, security interests and collateral assignments of rents and leases. The initial term of the wrap loan is five years but may be extended under certain conditions. The general partner believes the partnership will satisfy the requirements for renewal eligibility as of November 30, 1996, when the initial five year period ends. The two extension periods are for five and fifteen years, respectively.


Maturities of long-term debt are as follows:

   YEAR ENDING DECEMBER 31,
   ------------------------
        1996                                  $34,113,045
                                              -----------
                                              $34,113,045
                                              ===========